UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: June 3, 2005
(Date of earliest event reported)

AGILYSYS, INC.

(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6065 Parkland Boulevard, Mayfield Heights, Ohio	44124

(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (440) 720-8500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)	On June 3, 2005, Agilysys, Inc. (the “Company”) issued a press release announcing that Steven M. Billick has stepped down as Executive Vice President, Treasurer and Chief Financial Officer, effective June 3, 2005. Mr. Billick will leave the Company upon completion of a functional transition of responsibilities. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(c)	On June 3, 2005, the Company issued a press release announcing that Martin F. Ellis, Executive Vice President, Corporate Development and Investor Relations, will assume the role of Chief Financial Officer as part of a senior management realignment and consolidation of responsibilities, effective June 3, 2005. Mr. Ellis’ new title will be Executive Vice President, Treasurer and Chief Financial Officer. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On June 6, 2005, the Company filed a Form 8-K which included an amendment to the Company’s change of control agreement with Martin F. Ellis and a non-competition agreement between the Company and Martin F. Ellis. Under the amended change of control agreement, in the event Mr. Ellis’ employment is terminated by the Company without cause (or by Mr. Ellis for good reason) within 12 months of a change in control, Mr. Ellis will be entitled to receive a lump sum amount equal to 24 times the greater of his highest monthly base salary paid during the 12 month period preceding a change in control, or (ii) his highest monthly base salary at any time from the 90 day period preceding a change of control through the date of the termination; plus a lump sum amount equal to two times the annual incentive plan target applicable to him at the time of termination. Mr. Ellis is also entitled to receive an auto allowance and other benefits for two years following his termination. Under the non-competition agreement, in the event the Company terminates Mr. Ellis’ employment without cause, he will be entitled to his monthly base salary, target incentive and benefit coverage for 12 months following such termination. In the event his employment is terminated for cause or he voluntarily resigns his position, the Company has no obligations for such payments or benefits coverage under the non-competition agreement. If Mr. Ellis is terminated for cause or voluntarily terminates his employment, he is prohibited under the non-competition agreement for the two-year period following any such termination (the “Noncompetition Period”) from being employed by, owning, operating or similar involvement, directly or indirectly, with any business that competes with the Company, including but not limited to the sale of information technology products and services, enterprise computer systems, and related consulting, integration, maintenance and professional services. In the event that Mr. Ellis is terminated without cause, the Company may, in its sole discretion, elect to pay his regular base salary and target incentive for all or any part of the Noncompetition Period, which payments are separate and in addition to the severance payments and benefits coverage described above and, so long as the Company makes such payments, Mr. Ellis will be bound by the non-competition provisions described above. The non-competition agreements also contain nondisclosure and non-interference provisions. In the event of a change of control, the provisions of the change of control agreement described above will supersede those of the non-competition agreement with respect to severance and non-competition terms.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Press release issued by the Company dated June 3, 2005, announcing the departure of Steven M. Billick as Executive Vice President, Treasurer and Chief Financial Officer and the appointment of Martin F. Ellis to Executive Vice President, Treasurer and Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.
By:	/s/ Arthur Rhein

Arthur Rhein Chairman, President and Chief Executive Officer

Date: June 9, 2005

Exhibit Index

Exhibit Number	Description

99.1	Press release issued by the Company dated June 3, 2005, announcing the departure of Steven M. Billick as Executive Vice President, Treasurer and Chief Financial Officer and the appointment of Martin F. Ellis to Executive Vice President, Treasurer and Chief Financial Officer.